UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 31, 2012

Alico, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-261	59-0906081
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10070 Daniels Interstate Court

Fort Myers, Florida, 33913

(Address of principal executive offices)

Registrant’s telephone number: (239) 226-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Section 5 ITEM 5.02	Corporate Governance and Management Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2012, Alico, Inc., an agriculture and rural land management company, announced that its wholly-owned subsidiary, Alico Land Development, Inc. (the “Company”), reached an agreement to cease employment with its President, Donald Schrotenboer, on September 30, 2012. The Company and Mr. Schrotenboer entered into a Separation Agreement (the “Separation Agreement”) regarding the terms of his departure from the Company. The Separation Agreement confirms that in exchange of mutually valuable consideration, Mr. Schrotenboer will receive the following:

(a) a severance payment equal to nine months’ severance of $168,750 payable in lump sum on October 1, 2012;

(b) Effective October 1, 2012, the Company agrees that it will pay Mr. Schrotenboer a consulting fee of $150 per hour for any consulting services that Mr. Schrotenboer provides the Company post-termination;

(c) All shares contingently awarded under the Long Term Incentive Program terminate.

Section 9      Financial Statements and Exhibits

ITEM 9.01    Financial Statements and Exhibits

Exhibit No.	Description
Exhibit 99.1	Press release, dated September 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC.

Date: September 4, 2012	By:	/s/ W. Mark Humphrey
	Name:	W. Mark Humphrey
	Title:	Chief Financial Officer